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                                                               Exhibit 99(b)(16)

                 SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS



I.  STANDARDIZED COMPUTATIONS OF TOTAL RETURN


    A.   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO:

         TOTAL RETURN:  P (1 + T)(n) = ERV

              Date of Commencment of Operations through September 30, 1996

              P    =    $1,000

              T    =    (9.79%)

              n    =    .233 years

              ERV  =    976.27



    B.   RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO:


         TOTAL RETURN:  P (1 + T)(n) = ERV

              Date of Commencement of Operations through September 30, 1996

              P    =    $1,000

              T    =    9.18%

              n    =    .233 years

              ERV  =    1020.67

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    C.   RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO:


         TOTAL RETURN:  P (1 + T)(n) = ERV

              Date of Commencement of Operations through September 30, 1996

              P    =    $1,000

              T    =    8.31%

              n    =    .233 years

              ERV  =    1018.78